CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of High Income Securities Fund and to the use of our report dated October 28, 2020 on the financial statements and financial highlights of High Income Securities Fund.   Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 10, 2020